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Exhibit 10.8

                           PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT ("Agreement") dated on or as of ________________, 2001 ("Effective Date") is by and between SILVER RAMONA MINING, INC., a Delaware corporation ("Purchaser"), and Paul Nolan, Jr., Trustee of a Charitable Remainder Trust. ("Seller ").

                              W I T N E S S E T H:

         WHEREAS, Seller is the owner of all issued and outstanding stock in Personnel Profiles, Inc., an Ohio corporation, ("Company"), and

         WHEREAS, Purchaser desires to purchase and Seller desires to sell all of his shares of stock in Company, hereinafter described in this Agreement, and

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and undertakings herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged and confessed, and subject to the terms and conditions set forth herein, Seller and Purchaser agree as follows:

         1.       ACQUISITION.

                  (a) PURCHASE OF SHARES. Subject to and upon the terms and conditions hereinafter set forth, Seller agrees to grant, bargain, convey, sell, transfer, assign and deliver to Purchaser, and Purchaser hereby agrees to purchase from Seller shares of stock owned by Seller.

                  (b) CONSIDERATION. Purchaser shall pay to Seller the sum of Five Hundred Thousand Dollars ($500,000) as consideration for the purchase of Seller's Shares in the Company. Said payment shall be made as follows:

                           (i) Payment shall be made over a two-year period
beginning January 1, 2001 and paid in full no later than December 31, 2002. One eighth (1/8) of the total purchase price, Sixty Two Thousand Five Hundred Dollars ($62,500), (1/8 x $500,000 =

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$62,500) shall be paid by Purchaser to Seller on or before the last day of each quarter, provided that Seller may elect to be paid in quarterly payments with stock as provided in (ii): March 31, 2001; June 30, 2001; September 30, 2001; December 31, 2001; March 31, 2002; June 03, 2002; September 30, 2002; and
December 31, 2002. If the last day of a quarter falls on a Saturday, Sunday, or legal holiday, the payment shall be made on the last day that is not a Saturday, Sunday, or legal holiday immediately preceding said last day of the quarter.

                           (ii) At the end of each quarter, on the dates set
forth in (i) above, Seller may choose to accept payment of the $62,500 payment in cash or certified check, or take 62,500 shares of stock in Silver Ramona Mining, Inc. Seller's election as to manner of payment requested must be made for a given quarter by the tenth (10th) day before the last day of said quarter as set forth above. If Seller elects payment in shares of stock in Silver Ramona Mining, Inc., said shares, for purposes of this Agreement, shall be valued at $1 each and Purchaser shall take all necessary actions to transfer ownership of 62,500 shares of stock to Purchaser by the last day of each quarter as set forth above.

                           (iii) Purchaser anticipates making private placement
of Silver Ramona Mining, Inc., stock. Conditioned upon private placement efforts generating $1 million in proceeds, Seller shall be entitled to request and receive payment of 25% of the $500,000 purchase price (25% = $125,000), which shall be paid by Purchaser to Seller in cash or by certified check within thirty
(30) days following receipt of Seller's written request for such payment. Seller shall have the right to request an additional 25% of the purchase price with each $1 million raised by Purchaser's private placement.

                           (iv) In the event Silver Ramona Mining, Inc., has a
successful secondary offering of stock that raises Four Million Dollars ($4,000,000) or more, Seller shall have the right to request and receive the entire payment of $500,000 from Purchaser or any balance due 30 days after funding to Silver Ramona Mining, Inc., in cash. In such event, Seller shall notify Purchaser in writing


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of the request for payment of the full outstanding balance, and Purchaser shall pay such balance to Seller in cash or certified check within 30 days of receipt of such a request.

         2. CLOSING. Assuming all conditions to closing occur, the Effective Date of the transaction will be January 1, 2001.

         3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser that:

                  (a) ORGANIZATION AND STANDING OF COMPANY. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio has full corporate power and authority to conduct business.

                  (b) AUTHORITY TO CONTRACT. Seller has the legal power and right to enter into and perform this Agreement, and the consummation of the transaction described in this Agreement will not result in the breach or termination of any agreement, mortgage or instrument to which Seller is bound.

                  (c) EMPLOYMENT. Seller has supplied Purchaser with a complete list of all employees of Company. There are no claims by employees or by any governmental agencies.

                  (d) LITIGATION. Except for the matters described in Schedule ___ attached hereto, Seller is not a party to any legal or governmental actions, claims, suits or judgment, nor does Seller have notice of any claim or suit. Neither Seller nor Company have filed any bankruptcy or insolvency proceeding.

                  (e) TAXES. Company has duly and timely filed all federal, state, and local tax returns required to be filed, or has made adequate provision for the payment of all taxes which are due pursuant to any returns. Seller has provided Purchaser with tax returns of Company for years 1998 and 1999.

                  (f) FINANCIAL STATEMENTS. Seller has furnished to Purchaser financial statements of Company as of December 31, 1999 and for the period ending November 30, 2000, and the related statements of income and cash flow for the periods therein ("Financial Statements"). The Financial Statements were prepared in accordance with generally accepted accounting principles, and fairly


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present the financial position of Company during the period indicated. There are no material liabilities, direct or indirect, fixed or contingent of Company which are not reflected in the Financial Statements.

                  (g) BROKERS. Seller is not a party to or in any way obligated under a brokerage contract or other agreement and there are no outstanding claims against Seller for the payment of any broker's or finder's fees in connection with the origin, negotiation, execution or performance of this Agreement. Seller agrees to indemnify and hold harmless Purchaser from any and all liability, for any brokerage commissions, finders fees or similar obligations contracted for or incurred by Seller.

                  (h) GOVERNMENTAL LICENSES AND PERMITS: COMPLIANCE WITH LAWS. The Company has not received any notice of any revocation or modification or any license, certificate, tariff, permit, registration, exemption, approval or other authorization by any governmental entity. To the knowledge of the Seller, the Company is in compliance with all applicable laws.

                  (i) GOOD TITLE. Seller has good title to the shares; no claims or encumbrances exist against the shares; no other shareholders hold or claim stock in Company in any manner.

                  (j) ASSETS. A complete listing of Company assets is attached as Schedule ___. Company has good title to its assets including, but not limited to its trade name.

         Each of the above representations and warranties shall survive Closing.

         4. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller that:

                  (a) ORGANIZATION, STANDING AND AUTHORITY OF PURCHASER. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to conduct its business as it is now being conducted and to enter into and carry out the provisions of this Agreement.

                  (b) AUTHORIZATION. The execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder have been duly authorized by the Board of Directors of Purchaser, and do not violate any provisions of the Articles of Incorporation or By-laws of Purchaser.


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                  (c) BROKERS. Purchaser has no outstanding claims against it for the payment of any broker's or finder's fees in connection with the origin, negotiation, execution or performance of this Agreement. Purchaser agrees to indemnify and hold harmless Seller from any and all liability for any brokerage commissions, finders fees or similar obligations contracted for or incurred by Purchaser.

                  (d) CONTINUATION OF OPERATIONS AND EMPLOYMENT. Seller has supplied Purchaser with a copy of the Company's lease at 50 East RiverCenter Boulevard, Covington, Kentucky, which the parties acknowledge is effective as of closing. The telephone listing for the Company shall be revised, as soon as reasonably practical, to include the name of Silver Ramona Mining, Inc., Inc., and Personnel Profiles, Inc.

         Each of the above representations and warranties shall survive closing.

         5. INDEMNIFICATION BY PURCHASER. Purchaser agrees to defend, indemnify, and hold harmless Seller and his successors and assigns from, against, and in respect, of any and all loss or damage (including attorneys and accounting fees)
(i) resulting from operation of Personnel Profiles in which the event giving rise to the occurrence had its inception after the transfer of the Shares and relates to the operation of Personnel Profiles by Purchaser or its agents, except for any negligence or malfeasance by the Seller in his individual capacity after closing; and (ii) any breach by Purchaser of the terms of this Agreement.

         6. INDEMNIFICATION BY SELLER. Seller, his agents and any party bound hereto agrees to defend, indemnify and hold harmless Purchaser and its successors and assigns from, against, and in respect, of any and all loss or damage (including attorneys and accounting fees) (i) resulting from the operation of the Company or in which the event giving rise to the occurrence had its inception before closing and relates to the operation of the Company prior to transfer; and (ii) any breach by Seller of the terms of this Agreement.

         7. DEFAULT.

                  (a) If Seller should default under this Agreement, Purchaser's remedies shall include (1) an action for specific performance of this Agreement, or (2) monetary damages for breach as permitted by law.


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                  (b) If Purchaser should default under this Agreement, Seller's remedies shall include (1) an action for a specific performance of this Agreement, (2) monetary damages for breach as permitted by law, and/or (3) to be released from its obligations hereunder, including, but not limited to the restoration of all shares in the Company to Seller.

                  (c) Seller shall endorse certificates for transfer.

         8. EXPENSES. Seller and Purchaser shall each pay its or their own expenses (including without limitation counsel and accounting fees and expenses) incident to the preparation and carrying out of this Agreement and the consummation of the transactions contemplated hereby, except as otherwise provided for herein.

         9. NOTICES. All notices, demands and requests which may be given or which are required to be given by any party to the others, and any exercise of a right of termination provided by this Agreement, shall be in writing and shall be deemed effective when either personally delivered to the intended recipient; sent by certified or registered mail, return receipt requested, addressed to the intended recipient at the address specified below; delivered in person to the address set forth below for the party to which the notice was given; deposited into the custody of a nationally recognized overnight delivery service such as Federal Express Corporation, Emery or Purolator, addressed to such party at the address specified below; or sent by facsimile, telegram or telex, provided that receipt for such facsimile, telegram or telex is verified by the sender and followed by a notice sent in accordance with one of the other provisions set forth above. Notices shall be effective on the date of delivery or receipt or, if delivery is not accepted, on the earlier of the date that delivery is refused or three (3) days after the date the notice is mailed. For purposes of this Section, the addresses of the parties for all notices are as follows (unless changes by similar notice in writing are given by the particular person whose address is to be changed):

         (a) if to Seller,

                           Paul Nolan, Jr., Trustee

                           50 East River Center, Ste. 1420

                           Covington, KY 41011


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         (b) if to Purchaser,

                           Silver Ramona Mining, Inc.,

                           2100 Highway 360N, Suite 400-B

                           Grand Prairie, Texas 75050

Any party hereto may designate a different address by notice given to the other parties.

         10. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to close shall be subject to the following conditions:

                  (a) The representations and warranties of Seller contained in this Agreement shall be true on and as of the Closing Date.

                  (b) On the Closing Date, Seller shall have executed and delivered all necessary instruments of transfer required to permit Purchaser to run the business, including, but not limited to any assignment of marks and intellectual property, telephone numbers, leases and of any bill of sale.

         11.      RESTRICTIVE COVENANTS.

                  (a) For a period of three years following the closing date, Seller, his agents and affiliates and Paul Nolan, individually, shall not be an officer, director, employee, agent or representative, or an owner of more than 1% of the outstanding capital stock of any corporation, or an owner of any interest in any business which solicits, hires or otherwise attempts to induce any employees, agents or representatives of Silver Ramona Mining, Inc., or PP, Inc., to terminate their position as agent, employee or representative.

                  (b) During the Term of this Agreement and for a period of three years following termination of this Agreement for any reason, Seller and Paul Nolan, individually, shall not directly or indirectly, by being an officer, director, employee, agent, representative or consultant, or a record or beneficial owner of more than 1% of the outstanding stock of a corporation, or an owner of interest in, or employee of any business which conducts the business of employee testing or related consulting or


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employee placement in any area of influence of Silver Ramona Mining, Inc., or
PP, Inc., Area of influence is defined as any market in which Silver Ramona Mining, Inc., or PP, Inc., have a representation in North America or in which either Company operates.

         12.      MISCELLANEOUS.

                  (a) ASSIGNMENT. This Agreement may not be assigned by any party hereto without the consent of the other parties.

                  (b) PRORATION OF TAXES AND ADJUSTMENTS. All state and local personal property taxes relating to the Purchased Assets shall be prorated between Purchaser and Seller as of the transfer of Shares of the Company.

                  (c) SECTION AND PARAGRAPH HEADINGS. The Section and Paragraph headings of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the context permits, singular shall include plural and one gender shall include all. Notice given by or to the attorney for any party shall be as effective as if given by or to that party.

                  (d) AMENDMENT. This Agreement may be amended only by an instrument in writing executed by the parties hereto.

                  (e) ENTIRE AGREEMENT. If any provision of this Agreement is held invalid or unenforceable, it is the intent of the parties that all of the provisions shall remain fully valid. This Agreement, together with the separate Employment Agreement, Confidentiality Agreement, and the parties' agreement regarding stock options, and all exhibits, schedules, certificates, and documents attached thereto or referred to therein, collectively constitute the entire Agreement of the parties and supercede all understandings with respect to the subject matter of said Agreements.

                  (f) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  (g) GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND DEEMED PERFORMABLE IN THE STATE OF TEXAS.


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                  (h) COMPANY BOUND. By signature below, Company and Paul Nolan, its principal, indicate their agreement to be bound by the terms of this agreement.

                  (i) FURTHER DOCUMENTS. Seller agrees to provide further documents necessary to demonstrate authority to convey the Shares both prior to and after closing, if necessary.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date and year first above written.

                                       PURCHASER:

                                       SILVER RAMONA MINING, INC.

                                       By:
                                          ---------------------------

                                       SELLER:

                                       By:
                                          ---------------------------
                                           Paul Nolan, Jr., Trustee


                                       PERSONNEL PROFILES, INC.

                                       By:
                                          --------------------------
                                             Paul Nolan, President


                                       By:
                                          --------------------------
                                            Paul Nolan, Personally


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                               SCHEDULE 1 (a) (i)

                           PROPERTY/ASSET DESCRIPTIONS

                    (To be updated within 3 days of Closing)


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                               SCHEDULE 1 (a) (ii)

                             INVENTORY AND EQUIPMENT


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                                   SCHEDULE 2

                                   LITIGATION


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